SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WORLD WIRELESS COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and sate how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing of registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registrant Statement No.:

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(4)	Date Filed:

World Wireless Communications, Inc.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2002

Greenwood Village, Colorado
May 25, 2002

To the Stockholders of
    World Wireless Communications, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of World Wireless Communications, Inc. (the “Company”) will be held on June 28, 2002 at 8:30 a.m., Mountain Daylight Time, at 5670 Greenwood Plaza Boulevard, Penthouse, Greenwood Village, Colorado 80111, for the following purposes:

1.	To elect four directors to serve for a one-year term and until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors.

3.
To approve the potential issuance of up to 12,500,000 shares of the Company’s Common Stock to a group comprising the Company’s largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the 7,120,000 issuable to such group as of March 27, 2002, subject to stockholder approval) under the Company’s senior secured financing with such group, as a result of the Company’s agreement to issue the same as consideration for the four-month extension of the maturity date of the Company’s Senior Secured Notes issued to such group to June 30, 2002.

4.
To approve (a) the mandatory conversion of up to an additional $2,000,000 principal amount of the Company’s Senior Secured Notes into up to 40,000,000 shares of the Company’s Common Stock potentially issuable to any purchasers of such notes (none of which has been sold as of the date hereof) and (b) the issuance of up to 1,000,000 shares of the Company’s Common Stock pursuant to the exercise of the warrants which may be granted to such potential creditors in connection with such financing (none of which has been granted as of the date hereof).

5.	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 15, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

By:	/s/ DAVID D. SINGER
David D. Singer
President

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

World Wireless Communication, Inc.

PROXY STATEMENT

RECORD DATE, SOLICITATION, VOTING AND REVOCABILITY OF PROXIES, VOTING RIGHTS

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the holders of the Common Stock of World Wireless Communications, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 28, 2002 at 8:30 a.m., Mountain Daylight Time, at 5670 Greenwood Plaza Boulevard, Penthouse, Greenwood Village, Colorado 80111, and at any adjournment of postponement thereof (the “Annual Meeting”). The close of business on May 15, 2002 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and proxies for use at the meeting will be mailed to stockholders on or about May 25, 2002, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by the officers, directors or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no instructions are given, the proxies intend to vote the shares represented thereby for the election of all directors as indicated in Proposal No. 1 and for all of the Proposals No. 2, 3 and 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the meeting.

As the close of business on April 30, 2002, the Company had [31,387,087] shares of Common Stock, $.001 par value, issued and outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, whether in person or by duly executed proxy, of the holders of one-third of outstanding shares of Common Stock entitled to vote at a meeting is necessary to constitute a quorum. Shares that reflect abstentions or “broker non-votes” (i.e., shares held by brokers that are represented at the meeting but as to which such brokers have not received instructions from the beneficial owners and with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting but will not be counted as votes on any proposals at the meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors or on Proposals No. 2, 3 and 4. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and actually voted at the meeting is required for the election of directors and for the approval of Proposal Nos. 2, 3 and 4.

The Company’s Annual Report for the fiscal year ended December 31, 2001 is being mailed to stockholders concurrently with this statement.

The Board of Directors knows of no matters, other than stated above, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 30, 2002 by (i) each person or group who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company and (iii) all directors and executive officers of the Company as a group. The beneficial ownership reflected in columns 1 and 2 reflects beneficial ownership prior to the impact of any stockholder vote on Proposals No. 3 and 4; columns 3, 4, 5, 6, 7, 8, 9 and 10 reflect the impact of any stockholder vote on Proposal No. 4 hereof as well as the impact of the stockholder approval given to Proposals No. 1, 2 and 3 at the special meeting of the stockholders of the Company held on March 15, 2002 and under the assumptions reflected in footnotes (3), (4), (5) and (6) of such table; columns 11 and 12 reflect the impact of any stockholder vote on Proposal No. 4 and under the assumptions reflected in footnote (7). Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock shown as of April 30, 2002, except to the extent authority is shared by spouses under applicable law.

Amount and Nature of Beneficial
Ownership

	Col. 1		Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9	Col. 10	Col. 11	Col. 12
				Assuming Only Loans of $4,260,000 From Existing Shareholders(3)		Assuming New Loans Non-Controlling Stockholders(4)		Assuming $5,000,000 From Existing Shareholders(5)		Assuming New Loans Non-Controlling Stockholders(6)		Assuming Issuance of Additional 12,500,000 Shares(7)
Name and Address Beneficial Owner	As of April 30, 2002(1)		Percent of Class(2)	Number	Percent of Class	Number	Percent of Class	Number	Percent of Class	Number	Percent of Class	Number	Percent of Class
(1) MORE THAN 5% BENEFICIAL OWNERS

Michael Lauer c/o Lancer Group 375 Park Avenue New York, New York 10166	7,295,853	(8)(9)	23.4	94,625,853	79.7	94,625,853	59.2	109,795,853	82.0	109,795,853	62.8	107,125,853	81.6

Lancer Offshore Inc. c/o Lancer Group 375 Park Avenue New York, New York 10166	4,880,662	(9)	15.6	73,760,662	62.1	73,760,662	46.2	57,360,650	42.8	57,360,650	32.8	83,620,962	63.7

Lancer Partners, LP c/o Lancer Group 375 Park Avenue New York, New York 10166	2,305,650	(9)	7.4	20,755,650	17.5	20,755,650	13.0	52,325,662	39.1	52,325,662	29.9	23,415,350	17.8

Orbiter Fund Ltd. 375 Park Avenue New York, New York 10166	109,541	(9)	*	109,541	*	109,541	*	109,541	*	109,541	*	109,541	*

Ferruccio Commetto c/o Rusp Holdings S.A. O.S Dante, Turin, Italy	3,500,000	(10)(11)	11.2	3,500,000	2.9	3,500,000	2.2	3,500,000	2.6	3,500,000	2.0	3,500,000	2.7

RUSP Holdings S.A C.So. Dante, Turin, Italy	2,500,000	(10)	8.0	2,500,000	2.1	2,500,000	1.6	2,500,000	1.9	2,500,000	1.4	2,500,000	1.9

Elkron International S.p.A Via Carducci Turin, Italy	650,000	(10)	2.1	650,000	*	650,000	*	650,000	*	650,000	*	650,000	*

Tanalux S.A 5 Rue Emil Bian L-1235 Luxembourg	350,000	(10)	1.1	350,000	*	350,000	*	350,000	*	350,000	*	350,000	*

Capital Research Ltd. 10 Ebony Glade Laguna Niguel, California 92677	2,675,324	(12)	8.0	2,675,324	2.3	2,675,324	1.7	2,675,324	2.0	2,675,324	1.5	2,675,324	2.0

(2) DIRECTORS AND EXECUTIVE OFFICERS *

David D. Singer, World Wireless Communications, Inc. 5670 Greenwood Plaza Boulevard, Penthouse Glenwood Village, Colorado 80111	519,500	(13)	1.6	519,500	*	519,500	*	519,500	*	519,500	*	519,500	*
Charles Taylor World Wireless Communications, Inc. 5670 Greenwood Plaza Boulevard, Penthouse Glenwood Village, Colorado 80111	15,000	(14)	*	15,000	*	15,000	*	15,000	*	15,000	*	15,000	*

Malcolm P. Thomas Building Technology Engineers 1560 Brookhollow Drive Suite 220 Santa Ana, California 92705	17,000	(14)	*	17,000	*	17,000	*	17,000	*	17,000	*	17,000	*

M. Robert Carr 815 Connecticut Avenue N.W. Washington, D.C.	20,000	(15)	*	20,000	*	20,000	*	20,000	*	20,000	*	20,000	*

Robert Hathaway World Wireless Communications, Inc. 5670 Greenwood Plaza Boulevard, Penthouse Glenwood Village Colorado 80111	1,050	(16)	*	1,050	*	1,050	*	1,050	*	1,050	*	1050	*

(3) ALL DIRECTORS AND OFFICERS AS A GROUP	572,550		1.9	572,550	*	572,550	*	572,550	*	572,550	*	572,550	*

*	Less than one percent.

(1)
Unless otherwise indicated, this column reflects shares owned beneficially and of record and as to which the named party has sole voting power and sole investment power. This column also included shares issuable upon the exercise of options or similar rights which are exercisable within 60 days from April 30, 2002.

(2)
In computing the percentage of shares beneficially owned by any person, shares which the person has the right to acquire upon the exercise of options or other rights held by such person within 60 days from April 30, 2002 are deemed outstanding. Such shares are not deemed to be outstanding in computing the percentage ownership of any other person.

(3)
Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P., only make loans to the Company totaling $4,260,000, (ii) the shares of the Company’s common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) no units of the Company’s offering of units consisting of the Additional 2001 Notes (as defined in Proposal No. 4) and detachable warrants are sold in the current offering thereof.

(4)
Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P. only make loans to the Company totaling $4,260,000, (ii) the shares of the Company’s common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) 41,000,000 shares of the Company’s Common Stock are issued pursuant to its offering and sale of all of the 10 units consisting of the Additional 2001 Notes (as defined in Proposal No. 4) and detachable warrants, are converted into stock upon mandatory conversion or upon exercise and are purchased by persons other than Michael Lauer, Lancer Offshore, Inc. Lancer Partners L.P. and The Orbiter Fund, Ltd.

(5)
Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P. increase their loans to the Company to a total of $5,000,000 with $2,560,000 originating from Lancer Offshore Inc. and $2,440,000 originating from Lancer Partners L.P., (ii) the shares of the Company’s common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) no units of the Company’s offering of units consisting of the Additional 2001 Notes (as defined in Proposal No. 4) and detachable warrants are sold in the current offering thereof.

(6)
Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P. increase their loans to the Company to a total of $5,000,000 with $2,560,000 originating from Lancer Offshore Inc. and $2,440,000 originating from Lancer Partners L.P., (ii) the shares of the Company’s common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued and (iii) 41,000,000 shares of the Company’s Common Stock are issued pursuant to its offering and sale of all 10 of the units consisting of the Additional 2001 Notes (as defined in Proposal No. 4) and warrants, are converted into stock upon mandatory conversion or upon exercise and are purchased by persons other than Michael Lauer, Lancer Offshore, Inc. Lancer Partners Inc. and The Orbiter Fund Ltd.

(7)
Assumes (i) Lancer Offshore, Inc. and Lancer Partners L.P., only make loans to the Company totaling $4,260,000, (ii) the shares of the Company’s common stock issuable upon the conversion of the loans and the exercise of the warrants issuable to such creditors are issued, (iii) no units of the Company’s offering of units consisting of Additional 2001 Notes (as defined in Proposal No. 4) and detachable warrants are sold in the current offering thereof and (iv) the Company issues 12,500,000 shares of its Common Stock pursuant to Proposal No. 4.

(8)
Of these shares, none is owned of record or in street name by Mr. Lauer; 4,880,662 are held directly and of record by Lancer Offshore, Inc.; 2,305,650 are held directly and of record by Lancer Partners L.P.; and 109,541 are held directly and of record by the Orbiter Fund Ltd. Mr. Lauer is believed to control the voting and disposition of these shares by virtue of being the investment manager for these entities. He is also the general partner of Lancer Partners L.P.

(9)	Michael Lauer is deemed to be an indirect beneficial owner of these shares.

(10)
Of these shares, none is owned of record by Dr. Ferrucio Commetto. Dr. Commetto is believed to control the voting and disposition of the shares owned by the three corporations by virtue of his being the president thereof.

(11)	Dr. Ferruccio Commetto is deemed to be an indirect beneficial owner of these shares.

(12)	Includes 2,000,000 shares issuable upon the exercise of a warrant granted in November, 2001.

(13)
Includes 50,000 and 240,000 shares issuable upon presently exercisable and fully vested options granted under the Company’s 1997 and 1998 stock option plans, respectively, but excludes 237,500 shares transferred to his ex-wife in 1999 as part of a divorce settlement.

(14)	Includes 15,000 shares issuable upon the exercise of options granted in November, 1999 in recognition of services as a director.

(15)	Includes 10,000 shares issuable upon the exercise of options granted in April, 2000 in recognition of services as a director.

(16)	Includes 650 shares issuable upon the exercise of options granted in October, 2000 in recognition of services as an officer.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company has a Board of Directors consisting of four directors. At each Annual Meeting the directors are elected for a term of one year and until their successors are elected and qualify. All of the Company’s directors are listed below with their principal occupations for the last five years.

Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Board of Directors.

The nominees have been previously elected by the stockholders. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

The Board of Directors deems Proposal No. 1 to be in the best interest of the Company and its stockholders and recommends a vote FOR election of the candidates for election.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following sets forth certain information with respect to those persons nominated as directors.

Nominees for Election as Directors

Director, Year First Elected	Age	Principal as Director Occupation, Business and Directorships
David D. Singer- 1996	52
Mr. Singer was appointed our President in November 1996, and became one of our Directors in February 1997, from 1977 to 1983, Mr. Singer was President of CSL Energy Controls, Inc., a company specializing in third party energy conservation. From 1983 to 1985, Mr. Singer was a special consultant to the General President of the Sheetmetal Workers Association. From 1985 to 1988, Mr. Singer was Vice President First Municipal Division, Bank One Leasing Corporation. From 1989 to 1994, Mr. Singer was President of Highland Energy Group. From 1991 to1996, Mr. Singer was employed by Navtech Industries, Inc., an electronic assembly company, as Vice President Sales and Marketing from February 1994 to July 1995, and as President and Chief Operating Officer from July 1995 to July 1996.

M. Robert Carr- 2000	58
Mr. Carr was elected one our Directors on April 26, 2000 and was elected as a member of our Audit Committee on such date. During the period from 1995 to the present, Mr. Carr has been engaged in business as an attorney and management and policy consultant based in Washington, D.C. Previously Mr. Carr served as a United States Congressman from the State of Michigan during the period from 1975 to 1981 and 1983 to 1995. There he served as Chairman of the House Transportation Appropriation Subcommittee. He also served on the House Armed Services, Judiciary and Interior and Insular Affairs Committees.

Charles Taylor- 1999	52
Mr. Taylor was elected one of our Directors in July, 1999 and was elected as a member of our Audit, Compensation and Stock Option Committees on November 11, 1999. During the period from 1995 through December 31, 2000, Mr. Taylor had been a senior investment advisor with Amerindo Investment Advisors based in New York City and was a senior member of a team that managed approximately $4 billion in growth portfolios, including the Amerindo Technology Fund. Prior to such period, Mr. Taylor served as a technology analyst with several major investment banking firm. Mr. Taylor is now self-employed.

Malcolm P. Thomas- 1999	51
Directors effective September 2, 1999 and was elected as a member of our Audit Committee on November 11, 1999 and of our Compensation and Stock Option Committees on January 20, 2000. During the period from 1991 to December 31, 2000, Mr. Thomas was the Director of Operations and Marketing at Fluor Global Services, Inc., a wholly-owned subsidiary of Flour Corporation (a New York Stock Exchange company), having been promoted from Manager of Marketing Services and Operations in the Western United States for his corporation. Commencing in January, 2001, Mr. Thomas has been the Executive Vice President and General Manager of Building Technology Engineers, a joint venture subsidiary of EMCOR Group and CB Richard Ellis.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Attendance at Board of Directors and Committee Meetings

During calendar year 2001, the Board of Directors held two regular meetings. During that calendar year, each Director attended 100% of the aggregate of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which such director served that were held during the period in which he was a director. In addition, the Board had at least seven telephone conference-calls as to which the Directors received periodic business and financing updates.

Committees of the Board

The Company’s Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee, but does not have a Nominating Committee. The responsibilities of these committees of the Company’s Board of Directors are described below:

Compensation Committee.    The Compensation Committee during calendar year 2001 consisted of Messrs. Malcolm Thomas and Charles Taylor, each of whom is an independent director, and Stephen R. Field, Esq., an outside counsel to the Company. Such committee reviews the Company’s executive compensation and benefit policies, approved the compensation for the President and the second highest paid executive officer of the Company, and administers the 2001 Incentive Compensation Plan. The Compensation Committee met two times during calendar year 2001. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company’s officers or other directors.

Stock Option Committee.    The Stock Option Committee during calendar year 2001 consisted of Messrs. Malcolm P. Thomas and Charles Taylor, each an independent director, and Stephen R. Field, Esq., an outside counsel to the Company. Such committee administers the Company’s 1998 Employee Incentive Stock Option Plan and the 1998 Non-Qualified Stock Option Plan. The Stock Option Committee met two times during calendar year 2001.

Audit Committee.    The Audit Committee during calendar year 2001 consisted of Messrs. Charles Taylor, Malcolm P. Thomas and M. Robert Carr, each of whom is an independent director within the meaning of the applicable American Stock Exchange listing standards. This committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the annual audit and quarterly reviews the Company’s financial statements by the independent public accountant. The Audit Committee met four times during calendar year 2001. The Board of Directors of the Company adopted a written charter for the Audit Committee which is attached hereto as Appendix A.

Compensation of Directors

Each non-employee director currently receives an option to purchase 15,000 shares of the Company’s common stock upon his or her initial election or appointment to the Board. One-third of the shares subject to such option vests at the end of each of the next three anniversary dates. In addition, each non-employee director receives $1,000 for attending each meeting of the Board, whether in person or by telephone.

EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid in 1999, 2000 and 2001 to David D. Singer, our Chairman, President and Chief Executive Officer, Donald I. Wallace, our former Executive Vice President, Telemetry and SCADA and the former President of X-traWeb, Inc., a wholly owned subsidiary, Robert W. Hathaway, our Vice President of Finance and Chief Financial Officer, and Mark Kramer, our former Vice President of Engineering. Except as set forth in the table, none of our executive officers received compensation of $100,000 or more in 2001.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stocked Awards ($)	Options/SARs(#)	LTIP Payouts($)	All Other Compensation
David D. Singer(1)(2)	2001	$217,678	—	$22,500	—	—	—	—
President	2000	205,571	—	—	—	—	—	—
	1999	151,653	—	—	—	400,000	—	—

Donald I. Wallace(1)(2)	2001	108,458	—	3,827	—	—	—	—
President, X-traWeb, Inc.	2000	148,052	—	—	—	—	—	—
	1999	127,993	—	—	—	220,000	—	—

Robert W. Hathaway(1)	2001	118,028	—	—	—	15,000	—	—
Vice President of Finance	2000	—	—	—	—	—	—	—
	1999	—	—	—	—	—	—	—

Mark Kramer(2)	2001	$106,148	—	$4,251	—	20,000	—	—
Vice President, Engineering	2000	—	—	—	—	—	—	—
	1999	—	—	—	—	—	—	—

(1)	Mr. Hathaway, Mr. Kramer, and Mr. Wallace did not receive compensation reportable as “Other Annual Compensation” which exceeded 10% of his salary in 2001.

(2)
Mr. Singer is the Chairman and Mr. Wallace was the President of X-traWeb, Inc., our wholly-owned Delaware subsidiary formed in 1999. Mr. Wallace resigned as an officer on August 31, 2001 for personal reasons. The Company terminated Mr. Kramer’s employment in January, 2002.

The following table sets forth certain information regarding options owned by Messrs. Singer, Hathaway and Kramer at December 31, 2001:

Aggregated Option Exercises in Last Fiscal Year and Options Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Options and Underlying Securities at Year End				Value of In-The-Money Options\SARs At Fiscal Year-End
			Unexercisable		Exercisable		Unexercisable	Exercisable
David D. Singer	—	—	160,000	(1)	290,000	(2)	$—	—
Robert W. Hathaway	—	—	17,600	(3)	650	(4)	7,050	—
Mark Kramer	—		36,000		4,000		9,400	—

For the purpose of computing the value of “in-the-money” options at December 31, 2001 in the above table, the fair market value of a share of our Common Stock at December 31, 2001 is deemed to be $0.81 per share, which was the average of the high and low prices of such shares on the American Stock Exchange on such date.

Unexercised options owned by Mr. Wallace were forfeited 30 days after his resignation. Options owned by Mr. Kramer were forfeited 30 days after his termination of employment.

(1)	The stock options are exercisable as follows: 80,000 shares on November 11, 2002, and 80,000 shares on November 11, 2003.

(2)	Options to purchase 50,000 were exercisable as of December 31, 1998 and an additional 240,000 were exercisable as of December 31, 2001.

(3)
One stock option is exercisable as follows: 650 shares on October 16, 2002, 650 shares on October 16, 2003, 650 shares on October 16, 2004, and 650 shares on October 16, 2005. In addition, another stock option is exercisable as follows: 3,000 on July 27, 2002, 3,000 on July 27, 2003, 3,000 on July 27, 2004, 3,000 shares on July 27, 2005 and 3,000 on July 27, 2006.

(4)	Options to purchase 650 were exercisable as of December 31, 2001.

OPTIONS GRANTS IN LAST FISCAL YEAR

This table shows all options to purchase shares of our Common Stock granted to each of our executive officers who received compensation of $100,000 or more in 2001 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum five-year term of the options. Also shown is the potential gain of all outstanding shares of Common Stock held by our stockholders as of December 31, 2001, using the same base price and appreciation rates and compounded over the same five-year period. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in our stock price.

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation over Option Term ($)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(2)	Expiration Date	0%	5%	10%
Robert Hathaway	15,000	(1)	42.9	0.35	7/27/06	0	3,302	8,367
Mark Kramer	20,000	(1)	57.1	0.35	7/27/06	0	4,402	11,156
Potential gain for all stockholders at assumed appreciation rates						0	6,908,710	17,508,027

(1)	Option grants for named executive officers who received grants in 2001 consisted of grants that are exercisable as to one-fifth on each anniversary date beginning on July 27, 2002.

(2) The	exercise price for all stock option grants is the fair market value of our Common Stock on the date of the grant.

RETIREMENT PLANS

The Company adopted a tax-exempt qualified profit-sharing with a Section 401(k) feature in 1996 for the benefit of its eligible participants, i.e., its full time employees who perform at least 1,000 hours of service during a 12-month period. The Company made no contribution to such plan during the fiscal year ended December 31, 2001 or any other fiscal year.

TRANSACTION INVOLVING OFFICERS, DIRECTORS OR AFFILIATES

The Company has renewed its officers and directors indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct or indirect indemnification. This policy runs from February 12, 2002 to February 11, 2003 at a total cost of $154,500. The insurance carrier is National Union Fire Insurance Co.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised solely of two independent, non-employee Directors and an outside counsel. The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer, sets relative relationships between the CEO salary and salary of other key executives, and recommends to the Board the compensation program for Directors. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company’s stock option plans. The Compensation Committee periodically reviews the job performance of the CEO.

COMPENSATION PHILOSOPHY

The Company’s executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of a cash compensation component: a base salary. A second component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments and individually tailored business growth programs, and to align the long-term interests of eligible executives with those of the stockholders. A third component is a performance-based annual bonus, which is anticipated to commence with calendar year 2003.

BASE SALARY

The base salary for the CEO is set annually, taking into consideration Company sales and potential growth in sales and profits, overall job performance, and pay levels for CEOs of corporations of similar size. The Committee uses, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent substantially all of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Mr. Singer’s base salary is $200,000 effective as of January 1, 2000 and continued at such base level as of January 1, 2002. Amounts paid to Mr. Singer in excess of $200,000 reflected as salary consist of other cash compensation. His prior increase as Chief Executive Officer of the Company was on January 1, 1998. Mr. Singer’s base salary is considered to be at approximately the median base compensation level paid to chief executive officers of corporations of a similar size and complexity to the Company.

STOCK OPTIONS

The second compensation component is an ownership-linked stock option program, which provides long-term incentives to executives that are aligned with the interests of the Company’s stockholders. Stock options, granted at market prices, typically vest annually in 20% increments over five years. A longer term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term stockholders and to have owner concern and care for the Company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than such person’s base salary and potential bonus (if any) but which takes much longer to achieve, and which requires meaningful long-term growth in the market price of the Company’s Common Stock for the gain to be realized.

The size and frequency of option grants are based on a level of responsibility, performance of the Company as a whole and the executive’s personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be based upon management’s specific recommendations, and review and approval by the Compensation Committee. In the case of employees of the Company, grants are made under the Company’s 1998 Employee Incentive Stock Option Plan.

Commencing with options granted in November, 1999, such options typically contain a “change in control” provision which, if satisfied, would automatically accelerate the vesting schedule contained in each such option to 100% thereof at such time.

ANNUAL CASH AND/OR INCENTIVES BONUSES

The Company anticipates adopting a pay-for-performance annual bonus program which is a cash-based and stock-based compensation component for senior executives of the Company, commencing with calendar year 2003. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business area. The plan is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that will provide the best financial results for the Company. In addition, in March, 2002 the Company granted forfeitable restricted stock awards (effective on the date of the approval of the American Stock Exchange listing application related thereto), without any payment being made therefor, to 15 employees, including 25,000 and 30,000 shares of its Common Stock to David D. Singer and Robert W. Hathaway, respectively, which are forfeitable in full without payment if any such person terminates his employment with the Company during the one-year period after the date of the grant.

Malcolm P. Thomas, Chairman
Charles Taylor
Stephen R. Field, Esq.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986 as amended generally limits the Company’s ability to deduct compensation in excess of $1 million paid to the Company’s CEO or other executive officers named in the Summary Compensation Table contained in this Proxy Statement. Since the Company’s executive officers earn below such level of compensation, this provision is not applicable to the Company.

PERFORMANCE

The table assumes $100 invested on October 23, 1997 in the Company’s Common Stock and $100 invested at that same time in each of the comparable indexes. The comparison assumes that all dividends are re-invested, although the Company paid no dividends to date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited financial statement with the Company’s management.

(2)	The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

(3)
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. I (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

(4)
Based on the review and discussion referred to in Paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Charles Taylor—Chair
Malcolm P. Thomas
M. Robert Carr

AUDIT AND NON-AUDIT FEES

For the fiscal year ended December 31, 2001, the Company paid Deloitte & Touche LLP fees of $119,490 for services provided by it as follows:

1. Audit	$30,900
2. Financial information systems design and implementation	$–0–
3. All other services (including corporate tax consulting ($88,590) and other services ($0))	$88,590

The Board of Directors of the Company adopted a written charter for the Audit Committee which is attached as an appendix to this Proxy Statement.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to be the Company’s auditors for the year 2002 and recommends to stockholders that they vote for ratification of that appointment.

Deloitte & Touche LLP served in this capacity since May 1, 2000, and for the year 2001.

        The appointment of independent accountants is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

Before making its recommendations to the Board of Directors for appointment of Deloitte & Touche LLP, the Audit Committee carefully considered that firm’s qualifications as independent accountants for the Company. This included consideration of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The Committee’s review included inquiry concerning any litigation involving Deloitte & Touche LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the Committee has concluded that the ability of Deloitte & Touche LP to perform services for the Company is in no way adversely affected by any such litigation or investigation.

A representative of Deloitte and Touche LLP will be present at the stockholders meeting and will have the opportunity to make a statement if such person desires to do so and will be available to respond to appropriate questions.

The Board of Directors of the Company unanimously recommends a vote FOR this Proposal No. 2.

PROPOSAL NO. 3—APPROVAL FOR ISSUANCE OF UP TO 12,500,000 SHARES TO AFFILIATES OF THE COMPANY’S LARGEST STOCKHOLDER

Senior Secured Indebtedness Financing

At the Special Meeting of the stockholders of the Company held on March 15, 2002, the stockholders approved (a) the mandatory conversion of up to $5,000,000 in principal amount of the Company’s Senior Secured Notes issuable to a group comprising the Company’s largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the $3,810,000 in principal amount of issued to such group as of February 8, 2002), into up to 100,000,000 shares of the Company’s Common Stock and (b) the issuance of up to 2,500,000 shares of the Company’s Common Stock pursuant to the exercise of the warrants which may be granted to such creditors in connection with such financing (including the warrants to purchase 1,905,000 shares outstanding as of February 8, 2002). Such approval satisfies one of the two conditions to the mandatory conversion of such notes. The other condition that remains unsatisfied as of March 27, 2002 is that the Company must raise $4,260,000 in equity from sources other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before June 30, 2002.

The Company now seeks the approval of its stockholders to the issuance of up to 12,500,000 shares in the event of a default under the financing arrangement with Lancer Offshore, Inc. and Lancer Partners, L.P. under the Amended and Restated Loan Agreement among the Company and them, dated as of May 17, 2001, as amended. Specifically, any event of default of default under the financing agreement requires the issuance of 1,780,000 shares of our Common Stock commencing with the month in which such default first occurs and thereafter in each such month in which such default is not cured, up to the maximum issuance of 12,500,000 shares of our Common Stock.

Under an amendment to such financing agreement dated as of February 28, 2002, such creditors agreed to give the Company a four-month extension of the maturity date of the 2001 Notes (as defined in Appendix B attached hereto) in consideration of our issuing 7,120,000 shares to such creditors on a pro rata basis. Such amendment also states that in the event we fail to obtain stockholder approval to such issuance of such shares by July 31, 2002, or otherwise fail to issue shares, we will be required instead to pay the sum of $356,000 to such creditors within 30 days after the later to occur of such events.

For a full description of the senior secured financing with Lancer Offshore, Inc. and Lancer Partners L.P., see Appendix B attached hereto.

American Stock Exchange Rules

Under applicable American Stock Exchange Rules, the Company is required to obtain the approval of its stockholders where the Company proposes to issue shares of its common stock (i) to a controlling stockholder at a per share price less than the market value thereof and (ii) such issuance involves an amount of shares that is more than 5% of the number of the corporation’s then issued and outstanding shares of common stock in any one year. Such rule applies to the Company’s financing transaction with Lancer Offshore, Inc. and Lancer Partners L.P., and the loans made through March 27, 2002, to us, including the potential issuance of up to 12,500,000 shares of Common Stock in the event of a default. Accordingly, the approval of the stockholders is required in order to permit the issuance of up to 12,500,000 shares to Lancer Offshore, Inc. and Lancer Partners L.P. as outlined above (including the 7,120,000 shares which we agreed to issue, subject to stockholder approval). The affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting in person by proxy is needed to approve the issuance of up to 12,500,000 shares of Common Stock in the above financing.

If Lancer Offshore Inc. and Lancer Partners L.P. (i) loan the Company a total sum of $5,000,000 (which includes the principal sum of $4,260,000 loaned to the Company as of March 28, 2002, leaving $740,000 potentially available under the then existing financing agreement), (ii) the stockholders approve the mandatory conversion of the 2001 Notes (which they did on March 15, 2002) and (iii) if the Company receives $4,260,000 in equity from sources other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before June 30, 2002, such parties would acquire, in the aggregate, an additional 100,000,000 shares of the Company’s Common Stock in addition to their current holdings of 7,186,312 shares as a result of and upon such mandatory conversion, based upon the conversion rate of one share for each $0.05 of debt. If Lancer Offshore, Inc. and Lancer Partners L.P. loan the Company a total of $5,000,000, such parties would also be entitled, in the aggregate, to receive warrants to purchase 2,500,000 shares of the Company’s Common Stock, although such parties could not exercise the warrants without prior stockholder approval (which was received on March 15, 2002). If such parties exercise all of the warrants at the exercise price of $0.30 per share, such parties would acquire, in the aggregate, an additional 2,500,000 shares of the Company’s Common Stock. Moreover, as a result of the four-month extension of the maturity date of the 2001 Notes until June 30, 2002, such parties would be entitled to receive an additional 7,120,000 shares of the Company’s Common Stock, if the stockholders approve the issuance thereof at a meeting.

In the case of the $5,000,000 loan analysis stated above, such acquisitions (including the assumed exercise of the above-described warrants) would increase the ownership of the group consisting of Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. of the shares of the Company’s Common Stock (i) from 23.4% to 82% (excluding the potential issuance of any additional shares of the Company’s Common Stock) or (ii) from 23.4% to 62.8% (assuming (a) the issuance of 41,000,000 shares of the Company’s Common Stock if such issuance is approved by the Company’s stockholders under Proposal No. 4, (b) the Company sells all of the 10 units of its Additional 2001 Notes (as defined under Proposal No. 4) and warrants pursuant to its current offering thereof to raise up to $2,000,000 in additional secured financing and (c) all such notes are converted into shares and such warants are exercised) or (iii) from 23.4% to 83.5% (assuming the issuance of the 12,500,000 shares of the Company’s Common Stock pursuant to Proposal No. 3 and the other shares issuable to Lancer Offshore, Inc. and Lancer Partners L.P. as of March 27, 2002, but excluding the potential issuance of any other additional shares of the Company’s Common Stock).

In the alternative, if Lancer Offshore, Inc. and Lancer Partners L.P. (i) loan the Company the total sum of $4,260,000 out of the contemplated total $5,000,000 financing, (ii) the stockholders approve the mandatory conversion of the 2001 Notes (which they did on March 15, 2002) and (iii) if the Company receives $4,260,000 in equity from sources other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before June 30, 2002, such parties would acquire, in the aggregate, an additional 85,200,000 shares of the Company’s Common Stock in addition to their current holdings of 7,186,312 shares as a result of and upon such conversion, based upon the conversion rate of one share for each $0.05 of debt. If Lancer Offshore, Inc. and Lancer Partners L.P. loan the Company a total of $4,260,000, such parties would also be entitled, in the aggregate, to receive warrants to purchase 2,130,000 shares of the Company’s Common Stock, although such parties could not exercise such warrants without prior stockholder approval (which was received on March 15, 2002). If such parties exercise the warrants at the exercise price of $.30 per share, such parties would acquire, in the aggregate, an additional 2,130,000 shares of the Company’s Common Stock. Moreover, as a result of the four-month extension of the maturity date of the 2001 Notes until June 30, 2002, such parties would be entitled to receive an additional 7,120,000 shares of the Company’s Common Stock, if the stockholders approve the issuance thereof at a meeting.

In the case of the $4,260,000 loan analysis stated above, such acquisitions (including the assumed exercise of the above-described warrants) would increase the ownership of the group consisting of Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. of the shares of the Company’s Common Stock (i) from 23.4% to 79.7% (excluding the potential issuance of any additional shares of the Company’s Common Stock) or (ii) from 23.4% to 59.2% (assuming (a) the issuance of 41,000,000 shares of the Company’s Common Stock if such issuance is approved by the Company’s stockholders, (b) the Company sells all 10 of the units of the Additional 2001 Notes (as defined under Proposal No. 4) and warrants pursuant to its current offering to raise up to $2,000,000 in additional secured financing and (c) all such notes are converted and such warrants are exercised) or (iii) from 23.4% to 81.6% (assuming the issuance of the 12,500,000 shares of the Company’s Common Stock pursuant to Proposal No. 3 and the other shares issuable to Lancer Offshore, Inc. and Lancer Partners L.P. as of March 27, 2002, but excluding the potential issuance of any other additional shares of the Company’s Common Stock).

The chart under “PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP” discloses the current beneficial ownership of the Company as of April 30, 2002 and the revised beneficial ownership of the Company of such group of 82% if the stockholders approve Proposals No. 3 and 4, and if Lancer Offshore, Inc. and Lancer Partners L.P. loan the Company a total of $5,000,000, as reflected in columns 7 and 8 of such chart (excluding (i) the potential issuance of up to 41,000,000 shares of the Company’s Common Stock if Proposal No. 4 is not approved by the Company’s stockholders, or, if such Proposal is approved, the Company sells none of the units thereunder and (ii) the potential issuance of up to 12,500,000 shares of the Company’s Common Stock if Proposal No. 3 is not approved by the Company’s stockholders). Such chart also discloses the revised beneficial ownership of the Company of such group of 79.7% if the stockholders approve Proposals No. 3 and 4 and if each of Lancer Offshore, Inc. and Lancer Partners L.P. do not loan the Company any amount in excess of the current $4,260,000 principal amount of loans outstanding as of March 27, 2002 or do not loan the Company a total of $5,000,000, as reflected in columns 3 and 4 of such chart (excluding (i) the potential issuance of up to 41,000,000 shares of the Company’s Common Stock if Proposal No. 4 is not approved by the Company’s stockholders, or, if such Proposal is approved, the Company sells none of the units thereunder and (ii) the potential issuance of up to 12,500,000 shares of the Company’s Common Stock if Proposal No. 3 is not approved by the Company’s stockholders).

The chart under “PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP” column discloses in columns 3,4,11 and 12 the potential dilution to the stockholders of the Company from the issuance of up to 12,500,000 shares of our Common Stock to such creditors, which, at most, represents an increase of 1.9% from 79.7% to 81.6%.

Under either the $5,000,000 or $4,260,000 loan scenarios described above, such increase in ownership by the group consisting of Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. would, in either such case, give such group the most significant influence in the election of all of the members of the Board of Directors of the Company and control of all major corporate decisions involving the vote of stockholders of the Company.

The Board of Directors of the Company has determined that the transaction it engaged in with Lancer Offshore, Inc. and Lancer Partners L.P. was in the best interest of all of the stockholders of the Company and was necessary to fund the Company’s operations and working capital needs.

The Board of Directors unanimously recommends a vote for this Proposal No. 3.

PROPOSAL NO. 4—APPROVAL FOR ISSUANCE OF UP TO 41,000,000 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMPANY’S CONTEMPLATED SENIOR CONVERTIBLE SECURED NOTE / WARRANT PRIVATE PLACEMENT TRANSACTION

The Company is currently attempting to raise up to $2,000,000 through the sale of up to 10 units, each consisting of (i) a Senior Secured Convertible Note in the principal amount of $200,000 (the “Additional Notes”) and (ii) a detachable five- year warrant to purchase 100,000 shares of the Company’s Common Stock expiring five years from the date of the purchase at an exercise price of $0.30 per share, subject to certain adjustments (individually, each a “Warrant” and collectively the “Warrants”), with the purchase price for each unit of $200,000 payable in cash upon subscription. The offering qualifies as a private placement exempt from registration under the Securities Act of 1933, as amended. If the Company sells all of the units in the offering, and if all the warrants are exercised, the Company would be issuing an additional 41,000,000 shares of its Common Stock.

As of April 30, 2002, the Company did not sell any of the units described above but is currently engaged in seeking purchasers of the units. Although no such units have yet been sold as of the date hereof, the Company will continue to pursue such offering during the next eight months as part of its attempt to obtain additional financing to fund its operations during 2002.

The sale of the units is subject to the following terms and conditions:

1.
The Additional 2001 Notes bear simple interest at the rate of 15% per annum and will mature on June 30, 2003, unless they were mandatorily converted into shares of the Company’s Common Stock prior to such date.

2.
The additional 2001 Notes will be secured by a first security interest on a pari passu basis with the holders of the Company’s Senior Secured Notes in the current principal amount of $4,260,000 of substantially all of the Company’s assets, including its machinery, equipment, automobiles, fixtures, furniture, accounts receivable and general intangibles, including patents, patent applications and any stock in any subsidiary.

3.
The Additional 2001 Notes are mandatorily convertible into shares of our Common Stock at the rate of $0.05 per share (i.e. one share for each $0.05 of debt) upon (i) our receipt of approval of our shareholders at a meeting of such conversion and (ii) receipt of (A) a minimum of equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P., and The Orbiter Fund Ltd., equal to the principal amount of notes sold in this offering, (B) contracts or orders for the sale of our products or services totaling at least $4,000,000 in face amount, either singly or in the aggregate or (C) a combination of 50% of the equity amount in 3(ii)(A) above and $2,000,000 in face amount of such contracts or orders, on or before June 30, 2003.

4.
The Company agreed to give the purchasers of the units registration rights with respect to the shares issuable upon conversion of the Additional 2001 Notes and upon exercise of the warrants granted to them.

5.
Any event of default under the Additional 2001 Notes will require the issuance of 400,000 shares of our Common Stock commencing with the month in which such default first occurs and thereafter in each such month in which such default is not cured, up to a maximum amount of 4,800,000 shares of our Common Stock.

6.
The warrants potentially issuable to such purchasers of the units have an exercise price of $0.30 per share, expire on the fifth anniversary date of the date of issuance and may be exercised in whole or in part, but the shares subject thereto are issuable only upon the approval of such issuance by our stockholders at a meeting.

7.	The principal terms applicable to the 2001 Notes issued to Lancer Offshore, Inc. and Lancer Partners L.P. pursuant to the financing of May 17, 2001, as amended, are applicable here.

On April [30], 2002, the average of the high and low price per share of the Company’s Common Stock was [$0.20], which was higher than the conversion rate of one share for each $0.05 of debt, but lower than the exercise price of each warrant of $0.30 per share.

American Stock Exchange Rules

Under applicable American Stock Exchange Rules, the Company is required to obtain the approval of its stockholders where the Company plans to sell, issue or potentially issue an amount of shares equal to 20% or more of the corporation’s presently outstanding shares of its common stock for less than the greater of book or market value of the stock. Such rule applies to the Company’s current Additional 2001 Note / warrant financing.

Accordingly, the approval of the Company’s stockholders is required in order to permit the mandatory conversion of the Additional 2001 Notes which may be issued by the Company into shares of the Company’s Common Stock at the conversion rate of one share for each $0.05 amount of debt. The affirmative vote of a plurality of the shares of Common Stock present at the Annual Meeting in person or by proxy is needed to approve the mandatory conversion of the Additional 2001 Notes which may be issued by the Company into shares of Common Stock and the issuance of the shares of Common Stock upon the exercise of the warrants granted to such investors in connection with the above financing, which approval would satisfy only one of the two conditions required for such mandatory conversion of the Additional 2001 Notes.

If potential investors (i) loan the Company a total sum of $2,000,000, (ii) the stockholders approve the mandatory conversion of the Additional 2001 Notes and (iii) if the Company receives (A) a minimum of equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P., and The Orbiter Fund Ltd., equal to the principal amount of notes sold in this offering, (B) contracts or orders for the sale of our products or services totaling at least $4,000,000 in face amount, either singly or in the aggregate or (C) a combination of 50% of the equity amount in (iii)(A) above and $2,000,000 in face amount of such contracts or orders, on or before June 30, 2003, such parties would acquire together 40,000,000 shares of the Company’s Common Stock ( in addition to any of the current holdings) as a result of and upon such mandatory conversion, based upon the conversion rate of one share for each $0.05 of debt. If such investors loan the Company a total of $2,000,000, such parties would also be entitled together to receive warrants to purchase 1,000,000 shares of the Company’s Common Stock (in addition to any of their current holdings), although such parties could not exercise the warrants without prior stockholder approval. If such approval is received and such parties exercise all of the warrants at the exercise price of $0.30 per share, such parties would acquire together 1,000,000 shares of the Company’s Common Stock (in addition to any of their current holdings).

Such issuance of 41,000,000 shares of Common Stock would also represent a 22.8% increase in the number of shares of the Company which are issued and outstanding (after taking into account the shares of Common Stock issuable based on the $4,260,000 of the 2001 Notes outstanding as of March 27, 2002, assuming that the conditions for the mandatory conversion of the 2001 Notes are satisfied, and the exercise of the warrants to purchase 2,130,000 shares issuable to affiliates of the Company’s largest stockholder). The chart under “PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP” discloses the potential dilutive effect of this transaction on the principal stockholders of the Company and on the officers and directors who are stockholders.

The Board of Directors of the Company has determined that the Additional 2001 Note / warrant private placement transaction is necessary to fund the Company’s operations and working capital needs.

The Board of Directors of the Company unanimously recommends a vote FOR this Proposal No. 4.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the outstanding shares of the Company’s Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company’s equity securities.

Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Securities and Exchange Commission Rule 16a-3(e) during its fiscal year ended December 31, 2001, and certain written representations furnished to the Company, it appears that the Company’s executive officers of the Company duly complied with such requirement. However, Lancer Offshore, Inc. failed to file Form 4 on a timely basis. The Company believes that such failure to file such report on a timely basis was inadvertent and has implemented routine procedures designed to remind its officers and directors and more than 10% owners periodically of the filing requirements.

PROPOSALS BY STOCKHOLDERS

In order for a proposal of a stockholder to be included in the Board of Directors’ Proxy Statement for the Company’s 2003 Annual Meeting, it must be received at the principal executive office of the Company on or before February 28, 2003, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the Proxy Statement. If the Company receives a proposal from a stockholder for inclusion in such Proxy Statement after February 28, 2003, such proposal will not be timely and, hence, will not be included in such Proxy Statement.
OTHER MATTERS

The Board of Directors of the Company is not aware of other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

By:	/s/ DAVID D. SINGER
David D. Singer President

May 25, 2002

APPENDIX A

WORLD WIRELESS COMMUNICATIONS, INC.
CHARTER OF
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial reports and other financial information provided by World Wireless Communications Inc. (the “Corporation”) to any governmental body or the public; the Corporation’s systems of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve an independent and objective party to monitor the Corporation’s financial reporting process and internal system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants, and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with management quarterly to review the Corporation’s financials consistent with IV.4.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update the Charter periodically, at least annually, as conditions dictate.

2.
Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.
Review with financial management and, if deemed necessary, the independent accountants each for 10-Q and each form 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.
Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence in accordance with the guidelines of the Independence Standards Board.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization’s financial statements.

Internal Audit

8.	Review and approve the internal audit plan for the coming year.

9.	Review the organizational structure, qualifications of the internal audit department and performance.

Financial Reporting Processes

10.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting process, both internal and external.

11.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12.
Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

13.
Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14.
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

16.
Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

17.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18.
Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

19.	Review, with the organization’s counsel, legal compliance matters, including corporate securities trading policies.

20.	Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

21.	Perform any other activities consistent with this Charter, the Corporation’s Articles of Incorporation and By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

Senior Secured Indebtedness Financing

(a)    May 17, 2001 Financing

On May 17, 2001, the Company sold an investment unit consisting of (a) $2,250,000 principal amount of its Senior Secured Convertible Notes (the “2001 Notes”) and (b) warrants to purchase 1,125,000 shares of Common Stock of the Company to Lancer Offshore, Inc., an affiliate of the Company’s largest stockholder, in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), subject to the following terms and conditions.

1.
The 2001 Notes bear simple interest at the rate of 15% per annum and were to mature on September 15, 2001, unless they were mandatorily converted into shares of the Company’s Common Stock prior to such date.

2.
Under the 2001 Notes, the Company received the principal amount of $1,125,000 on May 17, 2001 and the holder agreed to loan the additional amount of $1,125,000 on or before July 15, 2001, provided that the Company raised a minimum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including Lancer Offshore Inc., Lancer Partners L.P., and The Orbiter Fund Ltd.

3.
The 2001 Notes are secured by a first security interest of substantially all of the Company’s assets, including its machinery, equipment, automobiles, fixtures, furniture, accounts receivable and general intangibles, including patents, patent applications and any stock in any subsidiary.

4.
Under the 2001 Notes, the Company and Lancer Offshore, Inc. may jointly agree to increase the amount of the loan to a total of $5,000,000 with a pro rata increase in the amount of Warrants issuable by the Company.

5.
The 2001 Notes were mandatorily convertible into shares of our Common Stock at the rate of $0.50 per share (i.e. one share for each $0.50 of debt) upon (i) our receipt of approval of our shareholders at a meeting of such conversion and (ii) our receipt of $2,000,000 in equity from persons other than Michael Lauer and his affiliates on or before December 31, 2001.

6.	The Company agreed to give Lancer Offshore, Inc. registration rights with respect to the shares issuable upon conversion of the 2001 Notes and upon exercise of the

warrants	granted to it.

7.
Any event of default under the 2001 Notes will require the issuance of 1,000,000 shares of our Common Stock commencing with the month in which such default first occurs and thereafter in each such month in which such default is not cured, up to a maximum amount of 10,000,000 shares of our Common Stock.

8.
The warrants issued and potentially issuable to Lancer Offshore Inc. had an exercise price of $0.50 per share, expire on the fifth anniversary date of the date of issuance and may be exercised in whole or in part, but the shares subject thereto are issuable only upon the approval of such issuance by our shareholders at a meeting. The Company issued a warrant to purchase 562,500 shares of its Common Stock, expiring on May 16, 2006, as a result of the loan of $1,125,000 to us.

9.
The Company agreed to pay a finder’s fee to Capital Research Ltd. and Sterling Technology Partners of a total of 10% of the gross proceeds received by us on the sale of the 2001 Notes payable on each closing of a tranche of the financing under the 2001 Notes.

On May 17, 2001, the average of the high and low price per share of the Company’s Common Stock was $0.675, which was higher than the conversion rate of one share for each $0.50 of debt and the exercise price of each warrant of $0.50 per share.

(b)    August 7, 2001 Financing

The Company failed to meet the conditions described in item 2 above on the May 17, 2001 financing by July 15, 2001. As a result, on August 7, 2001, Lancer Partners L.P., another affiliate of our largest stockholder, agreed to loan us an additional $875,000 as part of the 2001 Notes on the following terms and conditions:

1.
Lancer Partners L.P. agreed to loan the Company the additional amount of $350,000 on August, 2001 provided our Board approved the terms of the August 7, 2001 financing (which it did). The Company issued an additional 2001 Note for the $350,000 loan.

2.
Lancer Partners L.P. agreed to loan the Company $275,000 on or about September 15, 2001 and $250,000 on or about October 15, 2001, provided that the Company raised a minimum of $1,500,000 in equity from persons other than Michael Lauer and his affiliates, including Lancer Offshore Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before September 15, 2001. Each of these additional loans would mature on December 15, 2001 unless mandatorily converted into shares of our Common Stock.

3.
This tranche of $875,000 comprising the 2001 Notes is mandatorily convertible into shares of our Common Stock at the rate of $0.20 per share (i.e. one share for each $0.20 of debt) upon (a) the receipt of approval of our stockholders at a meeting of such conversion and (b) our receipt of $2,000,000 of equity from non–Lancer entities or affiliates by December 31, 2001.

4.
The Company agreed to issue additional warrants to purchase up to an additional 562,500 shares of our Common Stock if the entire $875,000 is loaned by Lancer Partners L.P. to the Company. As a result of the $350,000 loan made on August 7, 2001, the Company issued a warrant to purchase an additional 225,000 shares of our Common Stock, expiring on August 6, 2006, at an exercise price of $0.30 per share.

5.
The Company agreed as a condition to the August 7, 2001 financing to reduce its operating budget to a monthly burn rate (i.e. the excess of its expenditures over revenues received, in each case determined on a cash basis) of not greater than $250,000 effective September 1, 2001 and to curtail all its discretionary spending of funds until additional equity is raised.

6.
The Company agreed to provide Lancer Partners L.P. with fully executed loan agreements, Uniform Commercial Code and other filings and warrant agreements by August 15, 2001, which were executed and delivered by both parties on August 21, 2001.

7.	The terms set forth in the May 17, 200 financing described in 1, 3, 4, 6, 7 and 9 apply with the same force and effect to the August 7, 2001 financing.

In addition, under the August 7, 2001 financing, the Company agreed to amend the May 17, 2001 financing as follows:

(i)  The $1,125,000 principal amount comprising a portion of the 2001 Notes became mandatorily convertible into shares of our Common Stock at the rate of $0.20 per share (i.e. one share for each $0.20 of debt);

(ii)  The Company agreed to give Lancer Offshore Inc. and Lancer Partners L.P. full anti–dilution protection in the event the Company sold shares of its Common Stock at a price of less than $0.20 per share during the one–year period commencing on May 12, 2001;

(iii)  The exercise price of the warrant to purchase 562,500 shares of our Common Stock was reduced to $0.30 per share which term will also apply to any additional warrants issued in such the financing transactions; and

(iv)  The maximum amount of shares of our Common Stock issuable in the event of continuing monthly defaults was increased to 12,500,000 from 10,000,000.

On August 7, 2001, the average of the high and low price per share of the Company’s Common Stock was $0.38, which was higher than the conversion rate of one share for each $0.20 of debt and the exercise price of each warrant at $0.30 per share.

(c)    September 2001 Financing

The Company failed to meet the condition described in Item 2 above on the August 7, 2001 financing by September 15, 2001. Despite such failure, Lancer Partners L.P. loaned the Company an additional $100,000 and $175,000 on September 6, 2001 and September 18, 2001, respectively, which loans mature on December 15, 2001. As a result thereof, the Company issued a separate note comprising part of the 2001 Notes to such party (which collectively are mandatorily convertible into 1,375,000 shares of our Common Stock at $0.20 per share) and also issued a warrant to purchase 87,500 shares of our Common Stock at $0.30 per share.

In addition, the parties amended the August 7, 2001 financing as follows:

(i)  The maturity date of the two tranches of the 2001 Notes totaling $1,475,000 in principal amount was extended from September 15, 2001 until October 15, 2001; and

(ii)  The creditors extended the time for the Company to raise $1,500,000 until October 15, 2001 as a condition to the issuance of the $250,000 loan on or about October 15, 2001.

Also, the holders of the 2001 Notes acknowledged that there was no default of any kind as of September 14, 2001.

On September 8, 2001 and September 16, 2001, the average of the high and low price per share of the Company’s Common Stock was $0.255 and $0.235, respectively, which was higher than the conversion rate of one share for each $0.20 of debt, but lower than the exercise price of each warrant at $0.30 per share.

(d)    October and November, 2001 Financing

The Company again failed to meet the condition to raise additional equity financing of $1,500,000 on or before October 15, 2001. Despite such failure, Lancer Partners L.P. loaned the Company an additional $25,000 (bringing its total loan to the Company to $650,000 in principal amount) and Lancer Offshore, Inc. loaned the Company an additional $85,000 on October 3, 2001, $175,000 on October 9, 2001, $175,000 on October 29, 2001 and $1,000,000 on November 14, 2001 (bringing its total loan to the Company to $2,560,000 in principal amount), or a total loan from such parties of $3,210,000. As a result, the Company issued separate notes comprising part of the 2001 Notes and issued additional warrants to such parties to purchase 730,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share, expiring in each case on a date in 2006 five years after the date of their respective issuance.

In addition, the parties agreed on November 14, 2001 to amend the entire 2001 Note financing as follows:

(i)  The entire principal amount of $3,210,000 comprising the 2001 Notes became mandatorily convertible into shares of our Common Stock at the rate of one share for each $0.05 of debt (A) upon our receipt of approval of our shareholders at a meeting of such conversion and (B) upon our receipt of $3,210,000 in equity from sources other than Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. on or before February 28, 2002.

(ii)  The maturity date of the entire principal amount of $3,210,000 comprising the 2001 Notes was extended until February 28, 2002 (unless mandatorily converted into shares of the Company’s Common Stock prior to such date);

(iii)  The amount of shares issuable in the event of a default was then increased to 1,605,000 shares of our Common Stock for each month in which a default exists and continuing until such default is cured, up to a maximum of 12,500,000 shares;

(iv)  The Company agreed to give Lancer Offshore Inc. and Lancer Partners L.P. full anti–dilution protection in the event the Company sold shares of its Common Stock at a price less than $0.05 per share during the one–year period commencing on November 14, 2001 (which was changed from May 12, 2001); and

(v)  The finders fee payable on the transaction was increased by requiring the Company to issue a five–year warrant to Capital Research Ltd. to purchase 2,000,000 shares of the Company’s Common Stock at an exercise price of $0.05 per share, which expires on November 13, 2006.

(e)    January and February, 2002 Financing

Lancer Offshore, Inc. loaned the Company an additional $350,000 on January 25, 2002 and $250,000 on February 8, 2002 (bringing its total loan to the Company to $3,160,000 in principal amount). As a result, the Company issued separate notes comprising part of the 2001 Notes and issued additional warrants to Lancer Offshore, Inc. to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share, expiring in each case on a date in 2007 five years after the date of their respective issuance.

In addition, the parties agreed on January 25, 2002 to amend the entire 2001 Note financing as follows:

(i)  The entire principal amount of $3,810,000 comprising the 2001 Notes became mandatorily convertible into shares of our Common Stock at the rate of one share for each $0.05 of debt (A) upon our receipt of approval of our shareholders at a meeting of such conversion and (B) upon our receipt of $3,810,000 in equity from sources other than Michael Lauer, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd. on or before February 28, 2002.

(ii)  The amount of shares issuable in the event of a default was now increased to 1,780,000 shares of our Common Stock for each month in which a default exists and continuing until such default is cured, up to a maximum of 12,500,000 shares; and

(iii)  The Company agreed to give Lancer Offshore Inc. and Lancer Partners L.P. full anti–dilution protection in the event the Company sold shares of its Common Stock at a price less than $0.05 per share during the one–year period commencing on the date of the making of the last loan from such parties to the Company (which was changed from November 14, 2001 to February 8, 2002).

(f)  March, 2002 Financing

Lancer Offshore, Inc. loaned the Company an additional $200,000 on March 8, 2002 (bringing its total loan to the company to $3,360,000 in principal amount) and Lancer Partners L.P. loaned the Company an additional $100,000 on March 11, 2002 and $150,000 on March 27, 2002 (bring its total loan to the Company to $900,000 in principal amount). As a result, the Company issued separate notes comprising part of the 2001 Notes and issued additional warrants to Lancer Offshore, Inc. and Lancer Partners L.P. to purchase 100,000 shares and 125,000 shares of the Company’s common stock, respectively, at an exercise price of $0.30 per share, expiring in each case on a date in 2007, five years after the date of their respective issuance.

In addition, the parties agreed on February 28, 2002 to amend the entire 2001 Note financing as follows:

(i)  The maturity date of the entire principal amount of $3,810,000 comprising the 2001 Notes was extended until June 30, 2002 (unless mandatorily converted into shares of the Company’s Common Stock prior to such date).

(ii)  The entire principal amount of $3,810,000 comprising the 2001 Notes became mandatorily convertible into shares of our common stock at the rate of one share to $0.05 of debt (A) upon our receipt of approval of our shareholders at a meeting of such conversion (which was given on March 15, 2002) and (B) upon our receipt of $3,810,000 in equity from sources other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or

before June 30, 2002.

(iii)  The Company agreed to issue 7,120,000 shares of its Common Stock to Lancer Offshore, Inc. and Lancer Partners L.P., to be divided pro rata between them based on their respective share of the total loans of $3,810,000 to us as of February 28, 2002, subject to the approval of such issuance by our stockholders at a meeting in accordance with applicable American Stock Exchange rules. In the event that (i) such stockholder approval is not obtained on or before July 31, 2002 or (ii) the Company fails to issue such shares within 30 days after such approval is obtained due to its fault, the Company agreed to pay the sum of $356,000 to such creditors, pro rata as set forth above, in full satisfaction thereof, with such payment to be made within 30 days after the later to occur of such two events.

Furthermore, the parties agreed on March 27, 2002 to amend the entire 2001 Note financing as follows: the entire principal amount of $4,260,000 comprising the 2001 Notes became mandatorily convertible into shares of our common stock at the rate of one share to $0.05 of debt (A) upon our receipt of approval of our shareholders at a meeting of such conversion (which was given on March 15, 2002) and (B) upon our receipt of $4,260,000 in equity from sources other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore, Inc., Lancer Partners L.P. and The Orbiter Fund Ltd., on or before June 30, 2002.

On and after October 1, 2001, on the date of the issuance of each of the additional notes comprising part of the 2001 Notes and the warrants to purchase shares of our Common Stock, the average of the high and low price of a share of the Company’s Common Stock was higher than the conversion rate of each Note in question, and, at times, was higher or lower than the exercise price of each Warrant.

WORLD WIRELESS COMMUNICATIONS, INC.
5670 Greenwood Plaza Boulevard, Penthouse
Greenwood Village, Colorado 80111

This Proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints DAVID D. SINGER AND ROBERT HATHAWAY as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all of the shares of Common Stock of World Wireless Communications, Inc. held of record by the undersigned on May 15, 2002, at the Annual Meeting of Stockholders to be held on June 28, 2002 at 8:30 a.m. Mountain Daylight Time, or at any adjournment thereof. Management recommends a vote FOR each of the following proposals:

1.	To elect four directors to serve for a one-year term and until their successors are duly elected and qualified:

For all nominees listed below (mark “x” for one box only):  ☐
David D. Singer
Charles Taylor
Malcolm P. Thomas
M. Robert Carr

Withhold authority to vote for all nominees listed above:  ☐

Withhold authority to vote for any individual nominee
( by writing the name of the nominee’s below)

2.  To ratify the appointment of Deloitte & Touche LLP as independent auditors:

☐  For                                         ☐  Against                                     ☐  Abstain

3.  To approve the potential issuance of up to 12,500,000 shares of the Company’s Common Stock to a group comprising the Company’s largest stockholder, Michael Lauer, Lancer Offshore, Inc. and Lancer Partners L.P., and their affiliates (including the 7,120,000 issuable to such group as of March 27, 2002, subject to stockholder approval) under the Company’s senior secured financing with such group, as a result of the Company’s agreement to issue the same as consideration for the four-month extension of the maturity date of the Company’s Senior Secured Notes issued to such group to June 30, 2002:

☐  For                                         ☐  Against                                     ☐  Abstain

4.  To approve (a) the mandatory conversion of up to an additional $2,000,000 principal amount of the Company’s Senior Secured Notes into up to 40,000,000 shares of the Company’s Common Stock potentially issuable to any purchasers of such notes (none of which has been sold as of the date hereof) and (b) the issuance of up to 1,000,000 shares of the Company’s Common Stock pursuant to the exercise of the warrants which may be granted to such potential creditors in connection with such financing (none of which has been granted as of the date hereof):

☐  For                                         ☐  Against                                     ☐  Abstain

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This Proxy when properly executed will be voted in the manner directed herein by the stockholder. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3 AND 4.

Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Dated: , 2002

Signature if held jointly

Dated: , 2002

By:
Entity Authorized Person

Dated: , 2002

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
FORM PROMPTLY, USING THE ENCLOSED ENVELOPE.